IQST – iQSTEL Announces CEO Shareholder Letter Discussing Revenue Growth And Capital Structure Improvements

New York, NY – January 19, 2021 – iQSTEL, Inc. (USOTC: IQST) today published a letter from the company CEO, Leandro Jose Iglesias, to shareholders. The letter is included in its entirety, below:

SHAREHOLDER LETTER

January 19th, 2021

Dear Shareholders,

While 2020 was marked by the COVID-19 pandemic, with the closure of companies and countries completely paralyzed, iQSTEL was able to advance in the development of its business plan, reaching a $44.8 Million Preliminary Revenue Benchmark for FY-2020, and having a $60.5 Million Forecast Revenue for FY-2021. This was made possible by having a clearly defined vision and execution plan.

In the course of 2020, we incorporated three new subsidiaries into our business, with the acquisition of Qglobal, LLC and IoT Labs, LLC, and the creation of Global Money One, LLC. These three new companies, combined with our existing subsidiaries (Etelix, SwissLink and ItsBchain) create a portfolio of products and services well beyond just in the telecom arena.

We have also diversified our sources of revenue. Until 2019, 100% of the revenue came from the VoIP wholesale services business. That changed in 2020 where only 44% of our revenue came from VoIP wholesale services and 56% came from SMS services. Revenue diversification is a fundamental part of our business plan, and we expect this to continue in 2021 with:

•The successful launch of the Internet of Things (IoT) products, where we recently won the IoT Breakthrough Award as the “Appliance of the Year”.

•Our entry into the Fintech arena with the release of our Visa Debit Card services through the recent agreement we signed with DTone, which also allows us to manage international remittances and top up off mobile services in 42 countries across the World.

We are focused on a continuous process of value creation for our shareholders, customers, suppliers, and employees. In this sense, our business plan includes gathering all the elements that will allow us to complete a future up-listing to a national exchange.

With that purpose in mind, we have been working on improving our balance sheet. Recently, we announced the discharge of all convertible notes and warrants, and a 48% reduction in total debt. This will be reflected in our first quarter of 2021 financial report.

To mitigate future dilution over the next three years, the company is alternatively pursuing a Reg A registered fund-raising strategy to avoid the potential need of requiring convertible notes or other forms of toxic financing. For this reason, the company summited to the SEC an extension for selling 56 Million shares within the Reg A offering statement (originally qualified by the SEC in December 2019).

At the time the Company submitted the Reg A extension, the 10 cents per share price seemed appropriate. Since then, we have seen a market reaction to recent business progress and a corresponding share price increase in turn closing the gap between our business value and our market cap.

Here is a recap on the most relevant milestones over the previous three months:

1)Signing of a LOI with ALTERNET (ALYI) to develop an IoT Smart EV device to enter the Electric Vehicles Supply Market (Technology Division).

2)Signing of a MOU with PayVMS and the incorporation of a new subsidiary, Global Money One, for the development of our Visa Debit Card (Fintech Division).

3)Execution of the Agreement with DTone for the International Remittance and Top Up Mobile services worldwide. These services will be available through our Visa Debit Card user (Fintech Division).

4)Our Telecom Business surpassed $5 million in monthly revenue for three consecutive months, setting Monthly and Quarterly Revenue Records (Telecom Division).

5)Our IoT Smart Gas winning the “Appliance of the Year” (Technology Division) award as an IoT Breakthrough.

We have disclosed within our Reg-A filing, that the use of funds is for servicing debt and funding acquisitions in FY -2021. In conjunction with the recently announced convertible and overall debt reduction, the Reg-A qualification and pursuant fundraising process can be primarily dedicated to funding acquisitions.

The Reg-A financial instrument for raising funds allows the company to sell registered shares, but does not mandate the sale of registered shares. We plan to only sell shares in the Reg-A as needed. Furthermore, the Company has reserved within the Reg A some mechanisms to adjust the offering share price. We are evaluating all available options at this time.

Over the last year our Management Team has shown impressive commitment in executing the business plan, particularly in successfully completing the acquisitions. In further proof of their ongoing commitment to and confidence in the overall long-term potential of the Company, senior management decided to convert 21 Million common shares (valuated in +$5.6 Million at Friday’s closing price), into Series B Preferred shares, with a 1-year Lock-Up and an additional year Leak Out.

The Company is in the middle of executing essential activities, which will be announced over the next couple of weeks. We anticipate these new milestones will further solidify shareholder confidence in our overall Business and Corporate direction.

Please send your questions and thoughts to our ambassador FB group and to investors@iqstel.com.

Respectfully yours,

Leandro Jose Iglesias

iQSTEL Inc. (www.iqstel.com)

President & CEO

About iQSTEL Inc (Updated):

iQSTEL Inc (OTC: IQST) (www.iQSTEL.com) is a US-based publicly-listed company offering leading-edge Telecommunication, Technology and Fintech Services for Global Markets, with presence in 13 countries. The company provides services to the Telecommunications, Financial Services, Liquid Fuel Distribution and Electric Vehicle Industries. iQSTEL has 3 Business Divisions: Telecom, Technology and Fintech, with worldwide B2B and B2C customer relations operating through its subsidiaries: Etelix, SwissLink, QGlobal SMS, SMSDirectos, IoT Labs, itsBchain and Global Money One. The Company has an extensive portfolio of products and services for its clients: SMS, VoIP, 4G & 5G international infrastructure connectivity, Cloud-PBX, OmniChannel Marketing, IoT Smart Gas Platform, IoT Smart Electric Vehicle Platform, Mobile Number Portability Application MNPA (Blockchain), Settlement & Payments Marketplace (Blockchain), Visa Debit Card, Money Remittance, and Pay Mobile Phone Services among others.

About Etelix.com USA LLC (iQSTEL´s Telecom Division):

Etelix.com USA LLC (www.etelix.com) is a wholly owned subsidiary of iQSTEL Inc. Etelix.com USA, LLC is a Miami, Florida-based international telecom carrier founded in 2008 that provides telecom and technology solutions worldwide, with commercial presence in North America, Latin America, and Europe. Enabled by its 214-license granted by the Federal Communications Commission (FCC), Etelix provides International Long-Distance voice services for Telecommunications Operators (ILD Wholesale), and Submarine Fiber Optic Network capacity for internet (4G and 5G). Etelix was founded in 2008 and has been profitable since inception.

About SwissLink Carrier AG (iQSTEL´s Telecom Division):

SwissLink Carrier AG (www.swisslink-carrier.com) is a 51% owned subsidiary of iQSTEL Inc. SwissLink Carrier AG is a Switzerland based international Telecommunications Carrier founded in 2015 providing international VoIP connectivity worldwide, with commercial presence in Europe, CIS and Latin America. SwissLink Carrier AG is a Swiss licensed Operator, having a domestic Interconnect with Swisscom, allowing their international Carrier Customers direct terminations via SwissLink into all Switzerland Fix & Mobile Networks. Since the takeover from Swissphone in November 2018 and the rename into SwissLink, they operate on a profitable level.

About QGlobal SMS LLC (iQSTEL´s Telecom Division):

QGlobal SMS LLC (www.qglobalsms.com) is a 51% owned subsidiary of iQSTEL Inc. QGlobal SMS is a USA based company and a commercial brand founded in 2020 specialized in international and domestic SMS termination, with emphasis on the Applications to Person (A2P) and Person to Person (P2P) for Wholesale Carrier Market and Corporate Market in US. QGlobal SMS has commercial presence in US, Mexico, Latin America, EMEA (Europe, Middle East, Asia) and Africa, through our SMS service providers based in Austin, TX and Miami, FL Our Austin-based SMS service provider is specialized in the SMS traffic exchange between US and Mexico, and our Miami-based SMS service provider is focused in the development of Latin America and the rest of the world. QGlobal SMS has robust international interconnection with Tier1 SMS Aggregators, guarantying its customers high quality and low termination rates, over more than 100 countries worldwide.

About Alcyon Cloud SMS S.A.S, Commercial Brand SMSDirectos.com (iQSTEL´s Telecom Division):

Alcyon Cloud SMS S.A.S. (Commercial Brand SMSDirectos.com), is a whole subsidiary of QGlobal SMS, a Colombian-based Application and Content Provider. Alcyon Cloud SMS (SMSDirectos.com) is registered with the Secretary of Information and Communication Technology (ICT) in Colombia, offering services to government, enterprises, small and medium business, as well as end-users. Using SMSDirectos’ existing network, they plan to expand services from SMS to offer omnichannel products and services such as: SMS, Emails, RCS (Rich Communications Services), Social Media Channels (Whats App, Messenger, etc), WebRTC (Web Real-Time Communication), VoIP (IP-PBX, SIP Trunking) ChatBots (Artificial Intelligence Based), SMS to Email, and Email to SMS.

About IoT Labs MX SAPI (iQSTEL´s Technology Division):

IoT Labs MX SAPI (www.iotlabs.mx), a subsidiary of iQSTEL Inc, is an Internet of Things (IoT) Mexican technology development company, creator of the “IoT Smart Gas” Platform and Application. The IoT Smart Gas platform www.iotsmartgas.com consists of an IoT field device installed on the LP gas tank (adaptable to virtually any gas or liquid storage tank) and, thanks to the Internet of Things (IoT) technology via Sigfox or GSM network connectivity, allows remote managed and improved logistic processes of refilling, usage tracking and tank monitoring in real-time by the Smart Gas mobile app. The new GSM tracking feature allows for mobile use including ground, air, and sea tank monitoring.

About itsBchain LLC (iQSTEL´s Technology Division):

itsBchain LLC (www.itsBchain.com) is a 75% owned subsidiary of iQSTEL Inc. itsBchain is a blockchain technology developer and solution provider, with a strong focus on the telecom sector. The company is the final stage of development of a series of blockchain solutions aimed at using the blockchain ledger and smart contract solutions to enable more efficiency, quickness in execution and fraud-prevention in the telco industry. Specifically, the company is developing a solution that will enable users and carriers to transfer mobile phone numbers with just a few clicks, allowing users and carriers the ability to transfer retail users from one mobile carrier to another instantly. Additionally, the company is finalizing a carrier-grade marketplace solution to procure payments between carriers for cross-traffic of VoIP, SMS and data realtime as traffic is crossed between carriers. This marketplace will allow for instant payment settlement as well as the prevention of fraud between carriers.

About Global Money One Inc (iQSTEL´s Fintech Division):

Global Money One Inc. (www.GlobalMoneyOne.com) is a 75% owned subsidiary of iQSTEL Inc. Global Money One Inc is a Miami, Florida-based Fin-Tech company that uses a blend of industry expertise, state-of-the-art technology and compliance requirements to create disruptive solutions that deliver control, security and real-time payments and innovative Financial capabilities with reduced cost for consumers, specially to the unbanked, underbanked and underserved segments of today’s society. Our portfolio of services will include a Prepaid VISA MoneyOne Card (www.visamoneyone.com) expected to enable customers to make purchases in stores and online, withdraw cash at ATMs or receive cash back when using it to make a purchase, recharge prepaid mobile phone service and send money domestically or internationally (+ 40 countries). The VISA MoneyOne Card is expected to also facilitate the deposit of funds into bank accounts, Remote Deposit Capture (RDC) by mobile phone, bill payments, rewards, and digital gift cards. The VISA MoneyOne is the new and freedom financial world wallet expected launch in early Q2 2021.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

iQSTEL Inc.

IR US Phone: 646-740-0907, IR Email: investors@iqstel.com

Source: iQSTEL Inc. and its subsidiaries:

www.iqstel.com; www.etelix.com; www.qglobalsms.com; www.swisslink-carrier.com; www.smsdirectos.com; www.iotlabs.mx; www.iotsmartgas.com; www.iotsmartev.com: www.itsBchain.com; www.globalmoneyone.com; www.visamoneyone.com